HYNES & HOWES INSURANCE COUNSELORS, INC.
                                  Balance Sheet
                           December 31, 1996 and 1995
                                   (Unaudited)

                                                  December 31,
                                            1996              1995
      Assets
Current Assets:
  Cash in Bank                              $    21,501       $    15,587
 Other Current Assets                            14,206            14,946
   Total Current Assets                     $    35,707       $    30,533

Investments:
  Investment in Affiliated Company          $     2,720       $     2,720
     Contracts Receivable-Sale of Tanglefoot
     Apartments                               1,541,942         1,553,618
       Contracts Receivable-Real Estate         128,398           127,209
         Total Investments                  $ 1,673,060       $ 1,683,547

         Total Assets                       $ 1,708,767       $ 1,714,080

     Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts Payable                          $     1,296       $         0
  Buyers Escrow                                  25,994            34,664
  Loans Payable                                  37,000                 0
    Total Current Liabilities               $    64,290       $    34,664

Long Term Liabilities:
  Mortgage Payable-Tanglefoot Apartments    $   970,250       $ 1,023,828
    Total Long Term Liabilities             $   970,250       $ 1,023,828

    Total Liabilities                       $ 1,034,540       $ 1,058,492

Stockholders' Equity:
  Capital Stock, no par value, 100,000,000 shares
    authorized, 11,260,675 shares issued    $ 3,780,765       $ 3,780,765
  Paid in Capital                                   100               100
  Retained Earnings (Deficit)                (3,073,386)       (3,092,025)
  Treasury Stock, at cost                       (33,252)          (33,252)

    Total Stockholders' Equity              $   674,227       $   655,588

    Total Liabilities and Stockholders'
      Equity                                $ 1,708,767       $ 1,714,080